UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 7, 2020

CROSSROADS LIQUIDATING TRUST

(Exact name of registrant as specified in its chapter)

Maryland	000-53504	82-6403908
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 N. 13th Street, #1100 Lincoln, Nebraska 68508 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Crossroads Liquidating Trust (the “Liquidating Trust”) has reported that it has completed the disposition of its investment in Spark Networks SE (NYSE American: LOV) (“Spark”). In July 2019, one of the Liquidating Trust’s portfolio companies, Zoosk, Inc. (“Zoosk”), was acquired by Spark. In the transaction, all of the Liquidating Trust’s shares of preferred stock in Zoosk were cancelled in exchange for 193,793 American Depository Shares (“ADSs”) in Spark and $1,624,093 in cash consideration, $146,987 of which is subject to holdback and escrow restrictions until December 31, 2020 (the “Restricted Consideration”). There is no assurance that the Liquidating Trust will receive any or all of such Restricted Consideration.

As of December 31, 2019, the Liquidating Trust has sold its position in Spark ADSs for total net proceeds of $972,702.

The Liquidating Trust will issue an annual information statement to the holders of beneficial interest in the Liquidating Trust with information for their 2019 tax returns as soon as practicable. Additional information may be found in the Liquidating Trust’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS LIQUIDATING TRUST

Date: January 7, 2020	By:	/s/ Ben H. Harris
Ben H. Harris
Administrator